SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                                        13-2740599
          ------------                                     ------------
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)
         4 World Financial Center
          New York, New York                                   10080
      ----------------------------                           ----------
(Address of principal executive offices)                     (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section 12(g)
12(b) of the Exchange Act and              of the Exchange Act and is effective
is effective pursuant to General           pursuant to General Instruction
Instruction A.(c), please check            A.(d), please check the following
the following box. |X|                     box. |_|

Securities Act registration statement file number to which this form relates:
333-38792
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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered
    -------------------                      ------------------------------

Medium-Term Notes, Series B                  American Stock Exchange
7% Stock-Linked Notes due
July 8, 2002 (Linked to the
performance of the common stock
of The Gap, Inc.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
------------------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the general terms and provisions of the Medium-Term Notes, Series B 7% Stock-Linked Notes due July 8, 2002 (Linked to the performance of the common stock of The Gap, Inc.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated June 30, 2000, the Prospectus Supplement dated June 16, 2000 and Prospectus dated June 15, 2000, attached hereto as Exhibit 99(a), are hereby incorporated by reference.


Item 2.  Exhibits.

   99(a)     Pricing Supplement dated June 30, 2000, Prospectus
             Supplement dated June 16, 2000 and Prospectus dated June 15, 2000 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

   99(b)     Form of Note for Medium-Term Notes, Series B 7%
             Stock-Linked Notes due July 8, 2002 (Linked to the performance of the common stock of The Gap, Inc.).

   99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*















* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                MERRILL LYNCH & CO., INC.




                                                By:    /s/ Andrea L. Dulberg
                                                     ---------------------------
                                                           Andrea L. Dulberg
                                                              Secretary
Dated: June 30, 2000

                               INDEX TO EXHIBITS


Exhibit No.                                                          Page No.
-----------                                                          --------

99(a)       Pricing Supplement dated June 30, 2000, Prospectus
            Supplement dated June 16, 2000 and Prospectus dated
            June 15, 2000 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b)       Form of Note for Medium-Term Notes, Series B 7%
            Stock-Linked Notes due July 8, 2002 (Linked to the performance of the common stock of The Gap, Inc.).

99(c)       Copy of Indenture between Merrill Lynch & Co., Inc.
            and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*























* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).